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                                                                    EXHIBIT 10.5

                           RAMSAY YOUTH SERVICES, INC.
                                 Columbus Center
                               One Alhambra Plaza
                                    Suite 750
                           Coral Gables, Florida 33134





                                  July 30, 2002



Ms. Isabel M. Diaz
6925 Veronese Street
Coral Gables, Florida  33314

Dear Isa:

                  Reference is made to the letter agreement between you and Ramsay Youth Services, Inc. (then known as Ramsay Health Care, Inc) dated October 1, 1997 relating to your employment with the Company (the "Employment Agreement").

                  This will confirm that, effective as of the close of business on June 30, 2002, your annual base salary shall be increased to $185,000 and your position shall be Executive Vice President - Corporate Relations, reporting to the President and Chief Executive Officer of the Company. All other terms of the Employment Agreement continue in full force and effect.

                  Please acknowledge your acceptance of and agreement with the foregoing by signing the enclosed counterpart of this letter, whereupon this shall constitute an amendment to the Employment Agreement.

                                       Sincerely yours,

                                       /s/ LUIS E. LAMELA
                                       -------------------------------------
                                       Luis E. Lamela
                                       President and Chief Executive Officer

Accepted and Agreed:



/s/ ISABEL M. DIAZ
------------------------------------
    Isabel M. Diaz